Exhibit 3

JOINT FILING AGREEMENT

This agreement is made pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the “Act”) by and among the parties listed below, each referred to herein as a “Joint Filer.” The Joint Filers agree that a statement of beneficial ownership as required by Section 13(d) of the Act and the Rules thereunder may be filed on each of their behalf on Schedule 13D or Schedule 13G, as appropriate, and that said joint filing may thereafter be amended by further joint filings. The Joint Filers state that they each satisfy the requirements for making a joint filing under Rule 13d-1.

Dated: July 30, 2021

INTERNATIONAL FINANCE CORPORATION

/s/ Adam Schwartzman
Signature

Name: Adam Schwartzman
Title: Portfolio Manager, Infrastructure, East Asia and Pacific

IFC GIF INVESTMENT COMPANY I

/s/ Ruth Horowitz
Signature

Name: Ruth Horowitz
Title: Authorized Signatory

EXECUTED

for and on behalf of

IFC GLOBAL INFRASTRUCTURE FUND, LP

acting by its general partner

IFC GLOBAL INFRASTRUCTURE FUND (GP) LLC

By: IFC ASSET MANAGEMENT COMPANY
(a division of International Finance Corporation)

/s/ Ruth Horowitz
Signature

Name: Ruth Horowitz
Title: Authorized Signatory

IFC GLOBAL INFRASTRUCTURE FUND (GP) LLC By: IFC ASSET MANAGEMENT COMPANY (a division of International Finance Corporation)

/s/ Ruth Horowitz
Signature

Name: Ruth Horowitz
Title: Authorized Signatory